UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 23, 2006

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12907	13-3873847

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania	18041

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 679-7991

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2006, Knoll, Inc. issued incentive compensation letters to Andrew B. Cogan, its Chief Executive Officer, Kathleen G. Bradley, its President and Chief Executive Officer, Knoll North America, Arthur C. Graves, its Senior Vice President -- Sales and Distribution, and Stephen A. Grover, its Senior Vice President -- Operations, each a named executive officer, detailing their respective participation in the Knoll, Inc. Incentive Compensation Program for 2006. In particular, the letters provide, for each of the above-referenced executive officers, the target incentive compensation amount to be awarded for fiscal year 2006 and the applicable performance targets to be achieved in fiscal year 2006 in order to obtain such incentive compensation. A copy of the incentive letter for each of above-mentioned executive officers is attached to this Current Report on Form 8-K and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 -- Andrew B. Cogan Incentive Compensation Letter dated January 23, 2006.

Exhibit 10.2 -- Kathleen G. Bradley Incentive Compensation Letter dated January 23, 2006.

Exhibit 10.3 -- Arthur C. Graves Incentive Compensation Letter dated January 23, 2006.

Exhibit 10.4 -- Stephen A. Grover Incentive Compensation Letter dated January 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

Dated: January 24, 2006	By: /s/ Barry L. McCabe
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Andrew B. Cogan Incentive Compensation Letter dated January 23, 2006.
10.2	Kathleen G. Bradley Incentive Compensation Letter dated January 23, 2006.
10.3	Arthur C. Graves Incentive Compensation Letter dated January 23, 2006.
10.4	Stephen A. Grover Incentive Compensation Letter dated January 23, 2006.